Exhibit 99.1

TON Strategy Company Reports Full Year 2025 Financial Results

LAS VEGAS, NV — March 31, 2026 — TON Strategy Company (“TON Strategy” or the “Company”) (Nasdaq: TONX), a digital asset treasury company dedicated to holding Toncoin ($TON), today reported financial results for the full year ended December 31, 2025 and provided an update on its TON treasury operations.

Fourth Quarter and Recent Operational Highlights

●	Completed the first full quarter of staking operations following the August 2025 launch.
●	Held approximately 219.7 million units of $TON at December 31, 2025, including approximately 219.7 million units staked, with a fair value of approximately $356.8 million.
●	Earned approximately 2,185,286 units of $TON during 2025.
●	Maintained institutional custody and staking infrastructure using segregated validator structures.
●	Launched analytics dashboard to provide transparent access to key treasury and market metrics.

Financial Results for the Full Year 2025

The Company’s financial results for 2025 reflect the implementation of the TON treasury strategy beginning in August 2025, alongside its legacy operating businesses.

Total revenue was $12.8 million, compared to $0.9 million in 2024, and included approximately $4.0 million from staking activities.

Gross profit was $7.6 million, compared to $0.7 million in 2024.

Total costs and expenses were $49.2 million, compared with $12.5 million in 2024, reflecting increased non-cash stock-based compensation expense, treasury implementation costs, and the buildout of infrastructure to support custody, staking, financial reporting, and compliance.

Loss from operations was $(36.4) million, compared with $(11.6) million in 2024.

Net loss before income taxes was $(148.6) million, compared with $(10.5) million in 2024. Net loss included a $(114.2) million net loss on crypto assets, reflecting realized and unrealized fair value changes in Toncoin holdings during the year.

Digital assets held at December 31, 2025 had a fair value of approximately $356.8 million.

Cash and restricted cash totaled approximately $39.7 million at December 31, 2025.

Management Commentary

Executive Chairman Manuel Stotz stated, “TON Strategy is built to hold Toncoin, stake a substantial portion of the position, and increase $TON held per share over time inside a public company structure. 2025 was about getting the strategy in place. We raised capital, built our initial position, and began staking in August, with the fourth quarter representing the first full fiscal period of staking. We believe TON is a differentiated network in its design for real economic activity across payments, digital services, and consumer applications at scale. Our approach is to hold and stake the asset within a public company structure designed to provide transparency and access to that exposure.”

Chief Financial Officer Sarah Olsen added, “Over the past several months, we put in place the custody, validator, reporting, and risk framework needed to support our treasury strategy inside a public company. With that foundation in place, our emphasis is on disciplined treasury management, including staking a substantial portion of our position while preserving appropriate liquidity and financial flexibility.”

CEO Transition Update

As previously announced in January 2026, the Company is conducting a formal search for a permanent Chief Executive Officer as part of a planned leadership transition. The Board remains actively engaged in the process, and Veronika Kapustina continues to serve as our Chief Executive Officer during the transition period.

Conference Call

TON Strategy Company’s management will hold a conference call today (March 31, 2026) at 9:00 a.m. Eastern time to discuss these results.

U.S. dial-in: 1-877-407-0789
International dial-in: 1-201-689-8562

Conference ID: 13759275

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available on the investor relations section of the Company’s website after the conference call through April 14, 2026.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13759275

About TON Strategy Company

TON Strategy Company (Nasdaq: TONX) is focused on the accumulation of $TON – the native cryptocurrency of Telegram’s billion-user platform – for long-term investment, whether acquired through deployment of proceeds from capital raising activity, staking rewards or via open market purchases. The Company aims to steadily expand its $TON holdings, stake $TON, and support the development of a tokenized economy inside Telegram.

In addition, the Company continues to operate legacy business units, including MARKET.live, a multi-vendor livestream shopping platform, and LyveCom, an AI-powered social commerce innovator that enables brands and merchants to deliver omnichannel livestream shopping experiences across websites, apps, and social platforms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding: our business and growth strategy; market adoption; and the performance of our products and benefits to customers; . Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations; our ability to grow and compete in the future, and to execute our business strategy; our decision to implement a cryptocurrency treasury strategy, whereby we acquire Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain and our dependence on TON and Toncoin as a result of this strategy; our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform; our financial results and the market price of our common stock may be affected by the price of Toncoin, and our Toncoin holdings will be less liquid than cash and cash equivalents; changes in the broader digital asset regulatory landscape and as it relates to TON and Toncoin and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure; the availability of opportunities to stake Toncoin; our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform; the competitive market in which we operate; our ability to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships; our ability to develop existing services or acceptable new services that keep pace with technological developments; our ability to successfully launch new product platforms, including MARKET.live, the rate of adoption of these platforms and the revenue generated from these platforms; our ability to deliver our services, as we depend on third party providers; our ability to attract and retain qualified management personnel; our susceptibility to cybersecurity incidents and other disruptions, particularly as it relates to our holdings of Toncoin; our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market; the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering the digital asset landscape, inflation, rising interest rates, and recessionary concerns; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at https://ir.tonstrat.com.

Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations and Media Contact:
Gateway Group, Inc.
949-574-3860
TONX@gateway-grp.com

-Financial Tables to Follow-

TON STRATEGY COMPANY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2025	2024
ASSETS

Current assets
Cash and cash equivalents	$39,493	$7,617
Restricted cash	169	878
Accounts receivable, net of allowance for credit losses of $5 and $0 as of December 31, 2025 and 2024, respectively	441	350
ERC receivable – short-term	734	2,458
Short-term investments - trading	-	4,913
Prepaid expenses and other current assets – related parties	163	-
Prepaid expenses and other current assets	1,364	252
Total current assets	42,364	16,468

Long-lived assets, net	389	3,663
Intangible assets, net	48	178
Goodwill	5,165	-
TON - unrestricted	89,628	-
TON – restricted	267,181	-
Other non-current assets – related party	2,790	-
Other non-current assets	3,599	326

Total assets	$411,164	$20,635

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,874	$731
Accounts payable – related parties	269	-
Accrued expenses	589	2,326
Contract liabilities	155	134
Accrued payroll	828	425
Accrued officers’ compensation	245	534
Notes payable, current	-	20
Operating lease liabilities, current	129	124
Contingent liability, current	500	-

Total current liabilities	4,589	4,294

Long-term liabilities
Notes payable, non-current	-	98
Contingent liability, non-current	100	-
Operating lease liabilities, non-current	80	222
Total liabilities	4,769	4,614

Commitments and contingencies (Note 16)

Stockholders’ equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 56,530,617 and 993,120 shares issued and outstanding as of December 31, 2025 and 2024	6	1

Additional paid-in capital	743,207	203,295
Accumulated deficit	(336,725)	(187,094)

Stockholders’ equity in Ton Strategy Company	406,488	16,202
Non-controlling interests	(93)	(181)

Total stockholders’ equity	406,395	16,021

Total liabilities and stockholders’ equity	$411,164	$20,635

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Years Ended December 31,
	2025	2024

Revenue
MARKET.live	$4,782	$637
Go Fund Yourself	4,020	258
TON	2,806	-
TON – related party	1,171	-
Total Revenue	12,779	895

Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	3,894	224
Depreciation and amortization	1,305	1,077
Impairment	3,131	-
General and administrative – related parties	19,254	1,352
General and administrative	21,637	9,886
Total costs and expenses	49,221	12,539

Operating loss	(36,442)	(11,644)

Other income (expense), net
Interest income	1,032	692
Unrealized loss on short-term investments	-	(44)
Interest expense	(1)	(237)
Financing costs	-	(90)
Other income, net	(113,214)	813
Total other income (expense), net	(112,183)	1,134

Net loss before income taxes	(148,625)	(10,510)

Income tax expense (benefit)	(234)	-

Net loss	(148,391)	(10,510)

Less: Net income (loss) attributable to non-controlling interests	88	(181)

Net loss attributable to Ton Strategy Company	(148,479)	(10,329)

Preferred Stock dividend payable	(152)	(243
Deemed dividend due to redemption of Preferred Stock	(1,000)	(900)

Net loss to common stockholders	$(149,631)	$(11,472)

Loss per share – basic and diluted	$(5.96)	$(19.36)
Weighted average number of common shares outstanding – basic and diluted	25,109,082	592,478

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2025	2024

Operating Activities:
Net loss	$(148,391)	$(10,510)
Adjustments to reconcile net loss used in operating activities:
Depreciation and amortization	1,305	1,077
Share-based compensation	19,136	2,079
Impairment	3,131	-
Realized (Gains) / Losses on Digital Assets	(259,775)	-
Unrealized (Gains) / Losses on Digital Assets	373,931	-
Unrealized loss on investment in equity securities	26	-
Income tax expense (benefit)	(234)	-
Reserve for credit losses	622	-
Non-cash consideration received in the form of convertible promissory notes	(3,290)	-
Non-cash consideration received in the form of TON	(2,806)	-
Non-cash consideration received in the form of TON – related party	(1,738)
Non-cash transaction fees paid with digital assets	254	-
Non-cash staking and custody fees paid with digital assets	442	-
Amortization of debt discount	-	99
Amortization of debt issuance costs	-	73
Non-cash finance costs	-	90
Unrealized loss on short-term investments	-	44
Change in fair value of derivative liability	-	(1)
Effect of changes in assets and liabilities, net of acquisition:
Accounts receivable	(693)	(350)
Prepaid expenses and other current assets	(1,098)	(58)
Prepaid expenses and other current assets – related parties	(2,953)	-
ERC receivable	1,724	(930)
Operating lease right-of-use assets	135	66
Other assets	-	(67)
Accounts payable, accrued expenses, and accrued interest	(650)	(438)
Accounts payable, accrued expenses, and accrued interest – related parties	269	-
Contract liabilities	21	134
Operating lease liabilities	(137)	(73)
Net cash used in operating activities	(20,769)	(8,765)

Investing Activities:
Purchase of digital assets	(295,000)	-
Purchases of investments – trading securities	(811)	(5,502)
Proceeds from sale of investments – trading securities	5,724	545
Purchase of LyveCom, Inc., net of cash acquired	(4,222)	-
Purchases of software development costs	(100)	-
Purchases of property and equipment	(88)	(342)
Purchases of intangible assets	(46)	(86)
Net cash used in investing activities	(294,543)	(5,385)

Financing Activities:
Proceeds from PIPE offering, net of offering costs	361,400	-
Proceeds from sale of common stock	7,228	18,596
Repurchases of common stock	(20,579)	-
Proceeds from sales of preferred stock offering	5,000	-
Redemption of Series D – Preferred Stock	(6,152)	-
Payments for offering costs related to common stock offerings	-	(105)
Payments for offering costs related to preferred stock offerings	(300)	(180)
Payment of note payable	(118)	(19)
Net cash provided by financing activities	346,479	18,292

Net change in cash, cash equivalents and restricted cash	31,167	4,142

Cash, cash equivalents and restricted cash - beginning of year	8,495	4,353

Cash, cash equivalents and restricted cash - end of year	$39,662	$8,495